UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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BANCORP INTERNATIONAL GROUP, INC.
(Name of Registrant as Specified In Its Charter)

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BANCORP INTERNATIONAL GROUP, INC.
3126 South Boulevard, Suite 264
Edmond, Oklahoma 73013

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
April 29, 2008

To Our Stockholders:

A Special Meeting of Stockholders of Bancorp International Group, Inc., a Nevada corporation (the “Company,” “we,” “us,” or “our”), will be held on Tuesday, April 29, 2008, at 9:00 a.m., local time, at the Skirvin Hilton Oklahoma City, Overholser Meeting Room, One Park Avenue, Oklahoma City, Oklahoma 73102, for the following purposes:

1.	To elect two nominees as directors of the Company;

2.	To ratify the appointment of Lieberman & Associates P.A. as our independent auditors;

3.	To approve a reverse split of our outstanding shares of common stock at a ratio of 1-for-200 at any time before June 30, 2008.

4.	To approve the First Amendment to our Restated Certificate of Incorporation to change our name from “Bancorp International Group, Inc.” to “Energy Source, Inc;” and

5.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Only holders of record of the Company's common stock as reflected on the stock transfer books of the Company at the close of business on April 3, 2008, will be entitled to notice of and to vote at the meeting. All stockholders are cordially invited to attend the meeting.

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON. IF YOU ATTEND THE MEETING, YOU MAY CONTINUE TO HAVE YOUR SHARES VOTED AS INSTRUCTED IN THE PROXY OR YOU MAY WITHDRAW YOUR PROXY AT THE MEETING AND VOTE YOUR SHARES IN PERSON.

This proxy statement and form of proxy are being sent to our stockholders on or about April 14, 2008.

By Order of the Board of Directors,
/s/ Martin Duffy Martin Duffy Secretary
Oklahoma City, Oklahoma April 7, 2008

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IN THE UNITED STATES.

BANCORP INTERNATIONAL GROUP, INC.
3126 South Boulevard, Suite 264
Edmond, Oklahoma 73013

PROXY STATEMENT
Solicitation

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Bancorp International Group, Inc. (the “Company”, “we,” us” or “our”) of proxies to be voted at the Annual Meeting of Stockholders to take place on Tuesday, April 29, 2008, at 9:00 a.m. at the Skirvin Hilton Oklahoma City, Overholser Meeting Room, One Park Avenue, Oklahoma City, Oklahoma 73102 and at any adjournment thereof. This proxy statement and the proxy card are being first sent to our stockholders on or about April 14, 2008

GENERAL INFORMATION ABOUT
THE ANNUAL MEETING

Matters Being Considered

You will be asked to vote on the following proposals:

1.	To elect two nominees as directors of the Company;

2.	To ratify the appointment of Lieberman & Associates P.A. as our independent auditors;

3.	To consider and approve a reverse split of our outstanding shares of common stock at a ratio of 1-for-200 at any time before June 30, 2008 (the “reverse stock split”).

4.	To approve the First Amendment to our Restated Certificate of Incorporation (the “First Amendment”) to change our name from “Bancorp International Group, Inc.” to “Energy Source, Inc;” and

5.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Who May Vote at the Meeting?

You may vote if you owned shares of our voting stock as of the close of business on April 3, 2008, which is the record date for determining who is eligible to vote at the annual meeting, and your stock ownership is reflected in our record books. As of the close of business on the record date, our record book reflects that we had outstanding a total of 525,035,229 shares of common stock and 15,000,000 shares of Series A Preferred Stock (“Series A Preferred”) which were eligible to vote. Each share of common stock is entitled to one vote. Each share of Series A Preferred is entitled to 100 votes, for an aggregate of 1,500,000,000 votes.

Only the 525,035,229 shares that are reflected on our record books and the outstanding Series A Preferred will vote together as a single class on all matters coming before the annual meeting.

Our management and major shareholders possess the majority of the votes entitled to vote on the proposals at the meeting and intend to vote in favor of each of the four proposals. As a result, all four proposals are expected to be approved at the meeting.

Who is Not Entitled to Vote at the Meeting?

In addition to the 525,035,229 shares of common stock reflected on our stock records, our management has identified 550,049,408 shares of common stock that the holders thereof may consider to be  outstanding, but which we believe were invalidly issued (the “Other Shares”). The Other Shares are comprised of the following shares of common stock:

(a) 243,842,000 additional shares of common stock that we believe were invalidly issued, but may be considered outstanding by the holders thereof; and

(b) 306,207,408 additional shares of common stock that are reflected on the Non-objecting Beneficial Owner (“NOBO”) list provided to us by our transfer agent that we believe were invalidly issued, but may be considered outstanding by the holders thereof.

Nevada Revised Statutes 78.350 provides that “…every stockholder of record of a corporation is entitled at each meeting of stockholders thereof to one vote for each share of stock standing in his name on the records of the corporation.” Our bylaws provide that “only persons in whose names shares entitled to vote stand on the stock records of the corporation on the date of any meeting of stockholders … shall be entitled to vote at such meeting.” Based on the Nevada Revised Statutes and our bylaws, the Other Shares are not entitled to vote at the meeting because the holders of such shares are not listed in the stock records of the Company.

For purposes of the reverse stock split, however, we intend to recognize the Other Shares even though we believe that such shares were invalidly issued. As a result, if the reverse stock split is implemented, the Other Shares will be recognized and combined pursuant to the terms of the reverse stock split. Following the implementation of the reverse stock split and recognition of the Other Shares, the holders of such shares will be added to our stock records and entitled to vote at future meetings of our stockholders as provided under applicable Nevada law and our bylaws.

How Do I Vote?

You may vote in person at the meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the meeting in person. You may change your vote at the meeting in one of the ways described below. All shares represented by proxies that have been properly voted and not revoked will be voted at the meeting. If you sign and return your proxy card, but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors. If you choose to vote by proxy, simply mark your proxy, date and sign it, and return it in the enclosed postage-paid envelope. If you attend the meeting, you will be able to vote your shares, even if you have already voted by mail.

If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting. If your shares are held in “street name” (through a broker, bank or other nominee), you may receive a separate voting instruction form with this proxy statement.

What if I sign and return my proxy card but I do not include voting instructions?

If you sign your proxy card and return it to us but you do not include voting instructions as to the proposal, your proxy will be voted “FOR” proposals 1, 2, 3, and 4.

How Do I Revoke a Proxy?

You may revoke your proxy before it is voted by:

•	providing written notice to the corporate Secretary of the Company before or at the meeting;

•	submitting a new proxy with a later date; or

•	voting by ballot at the meeting.

The last vote you submit chronologically (by any means) will supersede your prior vote(s). Your attendance at the meeting will not, by itself, revoke your proxy.

What Constitutes a Quorum?

In order to carry on the business of the meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

What Vote Is Necessary to Approve the Proposals?

The affirmative vote of a majority of the issued and outstanding shares of common stock entitled to vote at the meeting is required to approve (a) the reverse stock split and (b) the First Amendment to Restated Certificate of Incorporation to change our name. Directors are elected by a plurality of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

Only the 525,035,229 shares that are reflected on our record books and the outstanding Series A Preferred will vote together as a single class on all matters coming before the annual meeting.

Our management and major shareholders possess the majority of the votes entitled to vote on the proposals at the meeting and intend to vote in favor of each of the four proposals. As a result, all four proposals are expected to be approved at the meeting.

Are abstentions counted?

If your proxy indicates an abstention from voting on the proposal, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the annual meeting and will not be considered. Consequently, if you abstain from voting on a proposal, your abstention have the effect of a “no” vote for proposals 3 and 4, but will have no effect on the voting for proposals for 1 and 2 on the voting.

Will my shares be voted if I do not provide my proxy?

No. If your shares are registered in your name, they will not be voted, unless you submit your proxy or vote in person at the meeting. If you hold your shares directly in your own name, you must vote, either by completing, signing and delivering a proxy or attending the meeting and voting at the meeting.

If your stock is held in your brokerage account, you can instruct your broker how your shares should be voted. If you fail to give your broker instructions, the broker will submit a “broker non-vote.” A broker non-vote is counted toward the shares needed for a quorum, but it is not counted in determining whether the proposal has been approved.

Voting on Other Matters

If other matters are properly presented at the meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. We do not know of any other matters to be raised at the meeting.

Who will count the votes?

All votes will be tabulated by the inspector of election appointed for the annual meeting, who will separately tabulate affirmative and negative votes and abstentions.

Who is paying the cost of the meeting and the solicitation of proxies?

We will pay for preparing, printing and mailing this proxy statement. Such expenses will be funded by an advance from our Chairman of the Board and Chief Executive Officer, Thomas Megas. See “Certain Relationships and Related Transactions—Reimbursable Expenses,” on page 14 of this proxy statement. Proxies may be solicited on our behalf by our directors or officers, without additional consideration, in person or by telephone, electronic transmission and facsimile transmission. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their out-of-pocket costs of sending the proxy materials to our beneficial owners.

Stockholder List

A list of stockholders entitled to vote at the annual meeting will be open to the examination of any stockholder for any purpose germane to the annual meeting during ordinary business hours commencing 10 days before the annual meeting. The list will be maintained at Empire Stock Transfer, 2470 St. Rose Pkwy, Suite 304, Henderson, NV 89074.

Other Matters Brought Before the Meeting

The Board of Directors does not intend to bring any matter before the annual meeting other than matters specifically referred to in the notice of the annual meeting, nor does the Board of Directors know of any other matter that anyone else proposes to present for action at the annual meeting. However, if any other matter is properly brought before the annual meeting, the persons named in the accompanying proxy or their duly constituted substitutes acting at the annual meeting will be deemed authorized to vote or otherwise act thereon in accordance with their judgment on such matter.

ANNUAL REPORT

All holders of record are being sent a copy of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, as filed with the Commission on April 3, 2008 (the “2008 Annual Report”). The 2008 Annual Report is not incorporated in this Proxy Statement and is not to be deemed part of this proxy soliciting material.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director, executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the approval of the reverse stock split or the First Amendment that is not shared by all other stockholders.

VOTING SECURITIES AND PRINCIPAL THEREOF

Voting Securities

Common Stock

At the close of business on April 3, 2008, the record date for determining our stockholders who are entitled to notice of and to vote at the meeting, there are currently 525,035,229 shares of our common stock validly issued and outstanding, which are reflected on our record books and entitled to vote at the meeting.

Subject to the rights of the holders of shares of preferred stock outstanding, each share of our common stock:

•	is entitled to receive dividends, when and as declared by the board of directors, from legally available funds;

•	is entitled, upon our liquidation, dissolution or winding up, to a pro rata distribution of the assets and funds available for distribution to stockholders;

•	is entitled to one vote per share on all matters on which stockholders generally are entitled to vote; and

•	does not have preemptive rights to subscribe for additional shares of common stock or securities convertible into shares of common stock.

Holders of common stock vote on all matters brought for the stockholders’ approval, except as otherwise required by law and subject to the voting rights of the holders of any outstanding shares of our preferred stock.

Preferred Stock

At the close of business on April 3, 2008, there were 15,000,0000 shares of our Series A Convertible Preferred Stock (“Series A Preferred”), par value of $.001 per share, validly issued and outstanding. Each share of the Series A Preferred:

•	is convertible, at any time and at the option of the holder, into 100 shares of our common stock, subject to adjustment under certain conditions;

•
is entitled to 100 votes for each outstanding share on all matters submitted to a vote of stockholders and votes together with our common stock and each series of voting preferred stock as a single class or as otherwise required by law;

•
is entitled to receive, when and as declared by our board of directors, dividends of every kind declared and paid to holders of our common stock, at a rate per share equal to 100 times the dividend paid per share on our common stock, subject to the same adjustments as provided for the Series A Preferred’s conversion rate; and

•
except as set forth in our Restated Articles of Incorporation, is entitled to all other rights that are neither greater than nor less than, but entirely consistent with, the rights of the common stock.

Other Shares

In addition to the voting securities set forth above, we have identified (a) approximately 243,842,000 shares of our common stock that we believe were not validly issued and (b) 306,207,408 shares of common stock that are currently held in brokerage accounts, which we believe were not validly issued. Based on the foregoing, we estimate that a total of 1,075,133,570 shares are outstanding or may be considered outstanding by the holders thereof, whether validly issued or invalidly issued, comprised of 525,035,229 validly issued shares, and a total of 550,049,408 shares we believe were invalidly issued. Such 550,049,408 shares are not entitled to vote at the meeting. See “General Information About the Annual Meeting—Who Is Not Entitled to Vote at the Meeting?” However, we recognize all 1,075,133,570 shares of our common stock described above as validly issued and outstanding for purposes of the proposed reverse stock split. Also, as set forth in our 2007 Form 10-KSB, all 1,075,133,570 shares of our common stock are recognized for purposes of presenting our financial statements and calculating our Stockholders’ Equity.

Beneficial Ownership of Directors, Officers and 5% Stockholders

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 3, 2008. Beneficial ownership is determined in accordance with the applicable rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares of our common stock. The information set forth below is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares deemed beneficially owned in this table does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except, where applicable, to the extent authority is shared by spouses under applicable state community property laws.

The following table sets forth information regarding beneficial ownership of our capital stock as of April 3, 2008 by:

•	the only persons known by us to own beneficially more than 5% of our common stock,

•	each of our directors and named executive officers, and

•
of our current executive named officers and directors as a group, together with their percentage holdings of the beneficially owned shares. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated.

Name and Address of Beneficial Owner	Title of Class	Aggregate Number of Shares Beneficially Owned	Percent of Outstanding Shares(1)
Thomas Megas (2) 3126 S. Boulevard, Suite 264 Edmond, Oklahoma 73013	Common	1,001,964,571	44.9%

Stewart Sytner(3) 3126 S. Boulevard, Suite 264 Edmond, Oklahoma 73013	Common	750,415,025	33.7%

Martin Duffy(4)	Common	33,334	*

All directors and executive officers as a group (2 persons)	Common	1,002,031,419	44.9%
*less than 1%

(1)
Based upon, as of April 3, 2008, (a) 525,035,229 shares of common stock validly issued and outstanding and (b) 15,000,000 shares of Series A Preferred outstanding. The Series A Preferred is entitled to 100 votes per share for an aggregate of 1,500,000,000 votes.

(2)
Mr. Megas is our Chief Executive Officer, President, Acting Chief Financial Officer and a Director. This amount includes 7,500,000 shares of Series A Preferred Stock owned by Mr. Megas, which are convertible at any time into 750,000,000 shares of common stock.

(3)	This amount includes 7,500,000 shares of Series A Preferred Stock owned by Mr. Sytner, which are convertible at any time into 750,000,000 shares of common stock.

(4)	Mr. Duffy is a Director and Secretary.

MANAGEMENT

Directors and Executive Officers

Set forth below is certain information with respect to our executive officer and directors. Directors are generally elected at the annual stockholders’ meeting and hold office until the next annual stockholders’ meeting and until their successors are elected and qualify. Executive officers are elected by the Board of Directors and serve at its discretion. Our Bylaws provide that the Board of Directors shall consist of such number of members as the Board of Directors may from time to time determine by resolution or re-election, but not less than two. Our Board of Directors currently consists of two individuals.

Name	Age	Position

Thomas Megas	62	Chairman of the Board of Directors, Chief Executive Officer, President, and Acting Chief Financial Officer

Martin Duffy	61	Director and Secretary

The following is a brief description of the business background of our executive officers and directors:

Thomas Megas is one of our founders and has served as President, Chief Executive Officer and a member of the Board of Directors since inception and also serves as Chairman of the Board of Directors (since June 5, 2001) and as our Acting Chief Financial Officer. From 1992 to 1998, Mr. Megas served as Director of March Europe and as consultant to companies in the design and development of racing cars in Formula One and other Formula One competitors. Mr. Megas has previously been involved in hotel ownership and commercial real estate development in Europe from 1991 to 1999. Mr. Megas is currently an investor focusing on government projects. Mr. Megas earned his B.A. from London University in 1962 in Banking and Finance and his M.B.A. from the Wharton School of the University of Pennsylvania in 1969.

Martin Duffy has served as one of our Directors since November 1999. He has been involved in auto racing chassis design and construction since 1992, when he became a Director of March Europe. Mr. Duffy is a banker by profession and from 1990 to 1995 was a Director of RA Coleman International, an investment-banking group in the U.K. From 1961 to 1981, Mr. Duffy served as Bank Manager and Financial Consultant for National Westminster Bank PLC. Mr. Duffy currently provides business consulting services. Mr. Duffy completed his education in Banking with National Westminster Bank in 1960.

Director Compensation

We do not compensate Directors for serving on our Board of Directors or attending meetings of the Board. We have agreed to reimburse our Directors (including our Directors who are employees) for travel and out-of-pocket expenses in connection with their attendance at meetings of our Board. No interest accrues on the amounts to be paid to our Directors as reimbursement for such expenses. See “Certain Relationships and Certain Relationships and Related Transactions—Reimbursable Expenses.”

Director Liability and Indemnification

As permitted by the provisions of the Nevada Revised Statues, our Restated Articles of Incorporation (the “Articles”) eliminates in certain circumstances the monetary liability of our directors for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director (i) for a breach of the director’s duty of loyalty to us or our stockholders; (ii) for acts or omissions by a director not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for liability arising under the Section 78.300 of the Nevada Revised Statues (relating to the declaration of dividends and purchase or redemption of shares in violation of the Nevada private corporation laws); or (iv) for any transaction from which the director derived an improper personal benefit. In addition, these provisions do not eliminate liability of a director for violations of federal securities laws, nor do they limit our rights or the rights of our stockholders, in appropriate circumstances, to seek equitable remedies such as injunctive or other forms of on-monetary relief. Such remedies may not be effective in all cases.

Our Articles and Bylaws provide that we will indemnify our directors and officers. Under such provisions, any director or officer, who in his or her capacity as an officer or director, is made or threatened to be made, a party to any suit or proceeding, may be indemnified if the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interest. The Bylaws further provide that this indemnification is not exclusive of any other rights that an officer or director may be entitled. Insofar as indemnification for liabilities arising under the Bylaws or otherwise may be permitted to our directors and officers, we have been advised that in the opinion of the Securities and Exchange Commission indemnification is against public policy and is, therefore, unenforceable.

PROPOSAL 1

ELECTION OF DIRECTORS

General

Our Board of Directors is currently composed of two members. Our Bylaws provide that directors are to serve only until the next annual meeting of stockholders or until their successors are elected and qualified.

The nominees for election to serve as directors of the Company are Thomas Megas and Martin Duffy, each of whom are incumbent directors. See “Management” for a discussion of the business background and other information about each of the nominees.

Approval of each nominee for election to the Board of Directors will require the affirmative vote of a plurality of the votes cast by the holders of the voting securities of the Company, voting together as one class.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION
OF THE TWO NOMINEES AS DIRECTORS OF THE COMPANY

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our directors have appointed the firm of Lieberman & Associates P.A. (“Lieberman”), an independent registered public accounting firm, as our auditors for 2008. Lieberman served as our auditors during the fiscal year most recently completed.

Representatives of Lieberman are not expected to be present at the annual meeting. However, such representatives will be available by telephone to make a statement is so desired and to respond to appropriate questions at the meeting.

Fees for Independent Auditors

In December 2005, Sherb & Co., LLP was engaged as our independent auditors to provide professional services the audit of our annual financial statements for the years ended December 31, 2000 and 2001 and review of the unaudited financial statements included in our Quarterly Reports on Form 10-QSB commencing with the three months ended September 30, 2000. On June 8, 2006, we dismissed Sherb & Co., LLP and engaged Lieberman and Associates P.A. as our independent auditors for the years ended December 31, 2002 through 2006.

Sherb & Co., LLP issued its reports on our consolidated financial statements for the years ended December 31, 2002 and 2001 and reviewed our unaudited consolidated financial statements for the three months ended September 30, 2000, March 31, 2001, June 30, 2001, and September 30, 2001.

Audit Fees. Total audit fees for our 2007 financial statements have not been determined, but are estimated to total $7,500. Total audit fees for 2006 were $7,500.

Tax Fees. The fees billed for tax services for the year ended December 31, 2007 will approximate $1,000. Such fees billed for 2006 were $1,000.

We did not engage Lieberman in 2006 or 2007 for any other services other than those related to the audit of our financial statements and the providing of pre-approved tax services.

Audit Committee Pre-Approval Procedures

Our Board of Directors has not designated a standing an audit committee; the entire Board of Directors performs the functions of an audit committee. Acting in the capacity of an audit committee, our Board of Directors follows procedures pursuant to which preapproves all audit, audit-related and tax services, and all permissible non-audit services. Circumstances may arise that require engagement of the independent public accountants for additional services not contemplated in the original pre-approval. In those instances, we will obtain the specific pre-approval of our Board of Directors acting in the capacity as an audit committee before engaging our independent public accountants. The procedures require our Board of Directors be informed of each service, and the procedures do not include any delegation of our Board of Directors responsibilities to management. Our Board of Directors acting in the capacity of an audit committee may delegate pre-approval authority to one or more of its members. The member to whom this authority is delegated will report any pre-approval decisions to our Board of Directors at its next scheduled meeting.

All of the audit-related fees, tax fees and all other fees of Lieberman were pre-approved by our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF
THE APPOINTMENT OF LIEBERMAN & ASSOCIATES P.A.

PROPOSAL 3

APPROVAL OF REVERSE STOCK SPLIT
AT A RATIO OF ONE-FOR-200
AT ANY TIME PRIOR TO JUNE 30, 2008

Background

Our Board of Directors has adopted a resolution declaring the advisability of a reverse stock split in which of all the issued shares of our common stock, whether validly or invalidly issued, referred to as “old common stock,” will be combined and reconstituted as a smaller number of shares of common stock, referred to as “new common stock.” The ratio of the reverse stock split that the Board of Directors approved and deemed advisable and for which it is seeking stockholder approval is 1-for-200.

Approval of the reverse stock split proposal would give the Board of Directors authority to implement the reverse stock split at any time it determined prior to June 30, 2008. In addition, approval of this reverse stock split proposal would also give the Board of Directors authority to decline to implement a reverse stock split prior to such date or at all.

If our stockholders approve the reverse stock split proposal and the Board of Directors decides to implement the reverse stock split, at the effective time of the reverse stock split, each share of old common stock will automatically be changed into a fraction of a share of new common stock based on the ratio of the reverse stock split. We will pay cash in lieu of any fractional share of new common stock otherwise issuable in connection with the reverse stock split.

Purpose of the Reverse Stock Split

The purpose of the proposed reverse stock split is to decrease the number of shares of old common stock in order to enable us to identify and recognize all new common stock as validly issued and outstanding. As discussed in our 2007 Form 10-KSB, we are unable, without costly and protracted litigation (which our current very limited resources are unable to fund) to effectively identify the shares of our outstanding common stock that were lawfully issued by us. Given the circumstances in which the Company expects to effect the reverse stock split, management believes that the reverse stock split would not only reduce the number of shares of common stock outstanding, but would enable us to validly recognize all of the additional shares of common stock that may be considered to be outstanding, whether or not we have previously been able to determine that such shares were lawfully issued.

The proposed reverse stock split is also necessary in order to decrease the number of outstanding shares of old common stock so that we will have enough authorized but unissued shares of common stock to enable the holders of our Series A Preferred to convert such preferred stock into shares of common stock. As previously described, there are 15,000,000 shares of Series A Preferred outstanding which are convertible into 1,500,000,000 shares of common stock at the option of the holders of the Series A Preferred. Accordingly, assuming that a total of approximately 1,075,000,000 shares of our common stock are issued and outstanding out of the total 2,000,000,000 shares authorized, if the holders of  the Series A Preferred were to convert all 15,000,000 shares of Series A Preferred into shares of common stock, the shares issuable upon such conversion would exceed our authorized common stock by 575,000,000 shares.

The Company also hopes that reducing the number of shares of its outstanding common stock resulting from the reverse stock split and the recognition of all new common stock as validly issued and outstanding will enable us to qualify our common stock for trading utilizing the clearing services of the Depository Trust Company (“DTC”). We have been advised that the DTC terminated its trading services with respect to our common stock due to our inability to specify which shares of our common stock are validly issued. The Company currently recognizes the aggregate 550,049,408 outstanding shares that it is unable to confirm are validly issued. Therefore, following the reverse stock split, if implemented by our Board of Directors, we intend to apply for approval of the DTC to reinstate its clearing services for our common stock. We do not know whether the DTC will consider such actions sufficient for the DTC to resume clearing transactions in our common stock.

Certain Risks Associated With the Reverse Stock Split

•
While the Board of Directors believes that the reverse stock split and subsequent recognition of the resulting new common stock as validly issued and outstanding may resolve the issues for which the DTC terminated its clearing services for our common stock, there can be no assurance that the DTC will resume such clearing services for our common stock.

•
There can be no assurance that the market price per share of the common stock after the reverse stock split will remain unchanged or increase in proportion to the reduction in the number of shares of the common stock outstanding before the reverse stock split. Accordingly, the total market capitalization of the Company after the reverse stock split may be lower than the total market capitalization before the reverse stock split.

•	After the reverse stock split is effected, if the market price of the common stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split.

•	The reduced number of shares that would be outstanding immediately after the reverse stock split could adversely affect the liquidity of the common stock.

•
Although the proposed reverse stock split will not affect the rights of stockholders or any stockholder’s proportionate equity interest in the Company, subject to the treatment of fractional shares, the number of authorized shares of common stock will not be reduced. This will increase significantly the ability of the Board to issue authorized and unissued shares without further stockholder approval. The issuance in the future of such authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of common stock. At this time, we do not have any plans, proposals or arrangements to issue additional shares of our common stock, except with respect to the conversion of outstanding shares of Series A Preferred, as described elsewhere herein. The effective increase in the number of authorized but unissued shares of common stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our Articles or Bylaws. Management could issue additional shares of our common stock to resist or frustrate a proposed third-party transaction that would provide an above-market premium to stockholders and that is favored by a majority of our stockholders.

•
We cannot be certain that we have identified all the shares of our common stock presently outstanding, or that the calculation of such 1,075,133,570 shares does not include duplicative shares. We believe that stock certificates likely exist that represent shares of our common stock of which we are not aware. As a result, the actual number of shares of our common stock outstanding may be greater or less than 1,075,133,570. While we believe that the reverse stock split at the ratio of 1 for 200 will assist us in identifying the shares of our common stock remaining outstanding, there can be no assurance that there are not greater or fewer shares of our common stock outstanding. As a result, the reverse stock split at the ratio of 1 for 200 may reduce the number of our outstanding shares of common stock to an amount less than intended, which could negatively impact the liquidity of our common stock.

Principal Effects of the Reverse Stock Split

Corporate Matters. If approved and effected, the reverse stock split would have the following effects:

•	200 shares of old common stock owned by a stockholder would be exchanged for one (1) share of new common stock;

•	the number of shares of our common stock issued and outstanding will be reduced proportionately based on the reverse stock split ratio of 1 for 200; and

•	proportionate adjustments will be made to the number of shares issuable upon the conversion of the Series A Preferred.

If approved and effected, the reverse stock split will be effected simultaneously for all of our common stock and the ratio will be the same for all of our common stock. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share. As described below, stockholders holding fractional shares will be entitled to cash payments in lieu of such fractional shares. Such cash payments will reduce the number of post-split stockholders to the extent there are stockholders presently holding fewer than up to 200, depending on the Common stock issued pursuant to the reverse stock split will be deemed fully paid and non-assessable by the Board. The Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

As described below, stockholders who would otherwise hold fractional shares after the reverse stock split will be entitled to cash payments in lieu of such fractional shares. Such cash payments will reduce the number of holders of post-split shares as compared to the number of holders of pre-split shares to the extent that there are stockholders who do not hold enough shares to effect a conversion into at least one share in accordance with the ratio of the reverse stock split effected by the Board of Directors, and each such person will cease to be a Company stockholder after the reverse stock split.

Although the increased proportion of authorized but unissued shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Company’s Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the reverse stock split is not being proposed in response to any effort of which the Company is aware to accumulate shares of the outstanding common stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Company’s Board of Directors and stockholders. Other than the reverse stock split, the Board of Directors does not currently contemplate recommending the adoption of any other amendments to the Company’s Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.

Fractional Shares. No scrip or fractional shares, or certificates for fractional shares, will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of pre-split shares not evenly divisible by 200 will be entitled, upon surrender to the transfer agent of certificates representing such shares, to a cash payment (without interest) in lieu thereof. The cash payment will be equal to the fraction to which the stockholder would otherwise be entitled multiplied by par value, $.0001, which is the par value of one share of common stock and amount determined in good faith by the Board of Directors to be reasonable payment for one share of common stock. Because the Company’s common stock is not currently actively traded on a published market, the Board of Directors is unable to rely upon actual sales prices to determine the value of a share of our common stock. The ownership of a fractional interest will not give the holder thereof any voting, dividend, or other rights except to receive payment therefor as described herein. Such cash payments would reduce the number of post-split stockholders to the extent that there are stockholders holding fewer shares than the ratio of the reverse stock split.

If you do not hold sufficient shares of pre-split common stock to receive at least one post-split share of common stock and you want to hold the Company’s common stock after the reverse stock split, you may do so by taking either of the following actions far enough in advance so that it is completed before the reverse stock split is effected:

(1) purchase sufficient number of shares of the common stock so that you would hold at least that number of shares of the common stock in your account prior to the implementation of the reverse stock split that would entitle you to receive at least one share of the Company’s common stock a post-split basis. However, because no public market currently exists for our common stock, we believe that you will not be able to purchase additional shares except through privately negotiated transactions; or

(2) if applicable, consolidate your accounts so that you hold at least that number of shares of the common stock in one account prior to the reverse stock split that would entitle you to at least one share of the Company’s common stock on a post-split basis. The Company’s common stock held in registered form (that is, shares held by you in your own name on the Company’s share register maintained by its transfer agent) and the Company’s common stock held in “street name” (that is, shares held by you through a bank, broker or other nominee) for the same investor would be considered held in separate accounts and would not be aggregated when implementing the reverse stock split. Also, shares of the Company’s common stock held in registered form but in separate accounts by the same investor would not be aggregated when implementing the reverse stock split.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where the Company is domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

If approved and effected, the reverse stock split will result in some stockholders owning “odd lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

Accounting Matters. The reverse stock split will not affect the par value of our common stock. As a result, as of the effective time of the reverse stock split, the stated capital on our balance sheet attributable to our common stock will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be restated because there will be fewer shares of our common stock outstanding.

Authorized Shares. Upon the effectiveness of the reverse stock split, the number of authorized shares of common stock that are not issued or outstanding would increase due to the reduction in the number of shares of our common stock issued and outstanding based on the reverse stock split ratio selected by the Board of Directors. As of April 3, 2008, we had 2,000,000,000 shares of common stock authorized and 1,075,133,570 shares of common stock issued and which may be considered to be outstanding by the holders thereof. We will continue to have 15,000,000 authorized and issued shares of preferred stock. Authorized but unissued shares will be available for issuance, and the Company may issue such shares in financings or otherwise. If the Company issues additional shares, the ownership interest of holders of our common stock may also be diluted. Also, the issued shares may have rights, preferences or privileges senior to those of our common stock.

Potential Anti-Takeover Effect. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the reverse stock split proposal is not being proposed in response to any effort of which we are aware to accumulate our shares of common stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to our Board of Directors and stockholders. Other than the reverse stock split proposal, our Board of Directors does not currently contemplate recommending the adoption of any other amendments to our Amended and Restated Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.

Anticipated Effects on Common Stock. The following table sets forth certain information regarding our current and anticipated number of shares of common stock authorized, issued, and available for issuance, as well as the number of shares issuable upon conversion of our outstanding Series A Preferred before and after the implementation of the reverse stock split.

Number of Shares of Common Stock …	Prior to Reverse Stock Split	Following Reverse Stock Split
Authorized	2,000,000,000	2,000,000,000
Validly Issued	525,035,229	2,625,176
Invalidly Issued (but recognized in our financial statements and to be recognized following the reverse stock split)	550,049,408	2,750,247
Total Issued (both validly and invalidly issued)(1)	1,075,133,570(1)	5,375,668(1)
Available for Future Issuance(1)	924,866,430(1)	1,994,624,332(1)
Issuable upon Conversion of Outstanding Series A Preferred	1,500,000,000	7,500,000

(1)
We cannot be certain that we have identified all the shares of our common stock presently outstanding, or that the calculation of such 1,075,133,570 shares does not include duplicative shares. We believe that stock certificates likely exist that represent shares of our common stock of which we are not aware. As a result, the actual number of shares of our common stock outstanding may be greater or less than 1,075,133,570. While we believe that the reverse stock split at the ratio of 1 for 200 will assist us in identifying the shares of our common stock remaining outstanding, there can be no assurance that there are not greater or fewer shares of our common stock outstanding. As a result, the reverse stock split at the ratio of 1 for 200 may reduce the number of our outstanding shares of common stock to an amount less than intended, which could negatively impact the liquidity of our common stock.

Effect on Series A Preferred. All 15,000,000 shares of authorized Series A Preferred are currently outstanding. The number of shares of authorized and outstanding Series A Preferred will not change as a result of the reverse stock split. However, pursuant to the terms of the Series A Preferred, the rate at which the Series A Preferred is convertible into common stock will be adjusted based on the 1 for 200 reverse stock split ratio. As a result, immediately following the reverse stock split, (a) the conversion rate of the Series A Preferred will be reduced from 100 shares of common stock per share of Series A Preferred converted to .5 shares of common stock per share of Series A Preferred converted, and (b) the 15,000,000 outstanding shares of Series A Preferred will be convertible into a total of 7,500,000 shares of common stock. See the table under “Anticipated Effects on Common Stock” for an illustration of the adjustment of the Series A Preferred conversion rate.

Effect on Restated Certificate of Incorporation. Our Restated Certificate of Incorporation currently authorizes us to issue up to 2,000,000,000 shares of common stock, par value $.0001 per share, and 15,000,000 shares of preferred stock, par value $.0001 per share, all of which is designated as Series A Preferred. Under applicable Nevada corporate law, the number of shares authorized and the par value of our common stock and preferred stock will not change. As discussed above under “-Authorized Shares” and “-Potential Anti-Takeover Effect,” the number of authorized shares of common stock that are not issued will increase as a result of the reverse stock split. See the table under “Anticipated Effects on Common Stock” for an illustration of certain effects of the reverse stock split on the authorized common stock and shares of common stock available for future issuance.

Effect on Registered and Beneficial Stockholders. Upon the effectiveness of the reverse stock split, the Company intends to treat stockholders holding the common stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding the common stock in “street name.” However, such banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. Stockholders who hold their shares with such a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their nominees.

Effect on Registered Certificated Shares. It will not be necessary for stockholders to exchange their existing stock certificates. A stockholder may receive a certificate for new Common Sock including a full additional share in lieu of a fractional share, by surrendering all certificates representing shares of existing common stock (“ Old Certificates ”) to the Company for exchange or transfer. No new certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates to the Company.

Upon return to the Company of all of a stockholder's Old Certificates, that stockholder will receive a new certificate or certificates representing the number of whole shares of new common stock into which the shares of common stock represented by the Old Certificates are being converted as a result of the reverse stock split plus, if applicable, cash in lieu of fractional shares in the amount described in “Principal Effects of the Reverse Stock Split – Fractional Shares.” Until surrendered to the Company, Old Certificates retained by stockholders will be deemed for all purposes, including voting and payment of dividends, if any, to represent the number of whole shares of new common stock to which such stockholders are entitled as a result of the reverse stock split.

No Dissenters' Appraisal Rights

Under the applicable Nevada law, our stockholders are not entitled to dissenters' rights or appraisal rights with respect to the reverse stock split, and the Company will not independently provide stockholders with any such right.

Federal Income Tax Consequences of the Reverse Stock Split

The following discussion summarizes the material federal income tax consequences of the reverse stock split that are applicable to stockholders. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations, judicial authority, and administrative rulings and practice, all as of the date hereof, all of which are subject to change, possibly with retroactive effect. This summary does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. This discussion assumes that the old common stock has been and the new common stock will be held as a capital asset, as defined in the Code, and does not discuss the tax consequences which may apply to special classes of taxpayers (e.g., banks, foreign entities, tax-exempt entities, non-resident alien individuals, broker/dealers or insurance companies). Stockholders are urged to consult their own tax advisers regarding the federal income tax consequences of the proposed reverse stock split in light of their personal circumstances as well as the consequences under state, local and foreign tax laws.

Except for any cash received in lieu of fractional shares, a stockholder will not recognize any gain or loss as a result of the receipt of shares of new common stock in exchange for his shares of old common stock pursuant to the reverse stock split. A stockholder's aggregate tax basis for the shares of new common stock received, including any fractional share interest for which cash is received, will equal such stockholder's aggregate tax basis of the shares of old common stock exchanged. A stockholder's holding period for the shares of new common stock received, including any fractional share interest for which cash is received, will include the holding period of the shares of old common stock exchanged.

A stockholder who receives cash in lieu of a fractional share of new common stock will generally be treated as having received the cash as a distribution in redemption of his fractional share interest, as provided under Section 302 of the Code. In general, a stockholder will recognize capital gain or loss on the deemed redemption in an amount equal to the difference between the amount of cash received and such stockholder's adjusted tax basis allocable to such fractional share, as described in the preceding paragraph. However, depending on a stockholder's particular facts and circumstances, the cash payment may be taxable as a dividend.

The Company will not recognize any gain or loss as a result of the reverse stock split.

Board Recommendation

THE BOARD OF DIRECTORS DEEMS THIS PROPOSAL 3 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” APPROVAL THEREOF.

PROPOSAL 4

APPROVAL OF AMENDMENT TO OUR RESTATED OUR CERTIFICATE OF INCORPORATION TO CHANGE OUR NAME TO “ENERGY SOURCE, INC.”

General Description of the Amendment Proposal

We are proposing to amend our Restated Certificate of Incorporation to change our name from “Bancorp International Group, Inc.” If this proposal is approved, our name will be “ Energy Source, Inc.” and our Restated Certificate of Incorporation will amended to effect the name change. The complete text of the First Amendment to Restated Articles of Incorporation is attached as Exhibit "A" to this proxy statement and is incorporated by reference into this proxy statement.

As noted in our 2007 Form 10-KSB filed with the SEC, we currently desire to pursue oil and gas exploration and development opportunities outside the United States, particularly in Papua, New Guinea. We believe that changing our name to “Energy Source” is appropriate to reflect our current intentions to pursue such energy opportunities.

Consequences if the Amendment Proposal is Not Approved

If the amendment proposal is not approved by the stockholders, our name will continue to be “Bancorp International Group, Inc.”

Board Recommendation

THE BOARD OF DIRECTORS DEEMS THIS PROPOSAL 4 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” APPROVAL THEREOF.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, officers, and persons who own more than 10% of our common stock or other registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2007, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except (a) Mr. Megas did not file a Form 3 upon becoming a reporting person or two Form 4s to report two transactions; (b) Mr. Sytner did not file a Form 3 upon becoming a reporting person or two Form 4s to report two transactions; and (c) Martin Duffy did not file a Form 3 upon becoming a reporting person.

Executive Compensation

The following table sets forth the total cash compensation, paid or accrued, to our Chief Executive Officer during the years ended December 31, 2007, 2006 and 2005. We have no other executive officers earning compensation during the periods indicated.

Summary Compensation Table

		Annual Compensation(1)
Name and Principal Position	Year	Salary		Bonus		Total
Thomas Megas	2007		$0		$—		$0
Chairman of the Board of Directors, Chief Executive Officer, President and Acting Chief Financial Officer	2006 2005	$ $	0 831,875(2)	$ $	— —	$ $	0 831,875(2)

(1) Mr. Megas did not receive any non-cash compensation, perquisites or other personal benefits during each of 2007, 2006 and 2005.

(2) These amounts accrued as salary to Mr. Megas under his Employment Agreement entered into in 1999, but we did not pay any compensation to Mr. Megas. On February 23, 2006, Mr. Megas released all of his rights under his Employment Agreement without payment of the accrued salary.

Employment Arrangements

In 1999, we entered into an Employment Agreement with Thomas Megas. The Employment Agreement had an initial term of three years, and was extendable by agreement for an additional two-year term and then additional one-year terms thereafter. The Employment Agreement provided for compensation to begin June 1, 2000 at a rate of $250,000 to be increased by $125,000 after the first year, then an additional $225,000 after the second year, and an additional ten percent (10%) per year following the third year and thereafter. Mr. Megas was granted stock options exercisable for the purchase of 400,000 shares of our common stock for $1.00 per share. These options vested as to 100,000 shares on June 1, 2000, 50,000 shares on November 30, 2000, 50,000 shares on May 31, 2000, 50,000 shares on November 30, 2001, and 150,000 shares on May 31, 2002.  On February 23, 2006, Mr. Megas released us from all obligations under his Employment Agreement, including the stock options and all of his accrued and unpaid salary. No compensation was paid to Mr. Megas under the Employment Agreement.

Equity Compensation Plans

We have not established or entered into any equity compensation plans.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Set forth below is a description of certain transactions since January 1, 2006, and any currently proposed transactions with our officers, directors, and shareholders that beneficially own more than 5% of our common stock.

Common stock Issuance

On January 6, 2006, we issued 251,231,084 common stock shares to Thomas Megas in reimbursement of $36,925 of costs incurred by Mr. Megas on  our behalf in his capacity as our Chairman and Chief  Executive Officer. These costs consisted of $33,000 paid to consultants for professional services including accounting and legal services and $3,925 for travel expenses. The shares represented payment in full for the above expenses and had a market value of $25,123, the difference between market value and the total advance was recorded as paid in capital to the Company.

Series A Preferred Stock

On January 6, 2006, we issued 7,500,000 shares of our Series A Preferred to Mr. Megas as settlement of our $223,247 indebtedness owed to Mr. Megas that was incurred from 2000 through 2005. On that date, we also issued 7,500,000 shares of our Series A Preferred to Stewart Sytner in reimbursement of $232,272 of costs and expenses incurred by Mr. Sytner on our behalf from 2000 through 2005.

The holders of shares of the Series A Preferred Stock have the right, at their option, to convert the Series A Preferred into shares of our common stock at a ratio of 1 share of Series A Preferred for 100 shares of common stock. The shares of our Series A Preferred are entitled to receive dividends of every kind declared and paid to holders of our common stock, at a rate equal to the set conversion rate of 1:100. In addition, the holders of Series A Preferred have a right to have their shares adjusted in the event of future issuances of common shares that would have a dilutive effect on the Series A Preferred. The Series A Preferred has voting rights equal to the number of shares of common stock that the Series A Preferred is convertible into, whether or not converted. In the event of our liquidation or dissolution or winding up, voluntary or involuntary, the holders of the outstanding Series A Preferred will be entitled to receive liquidation benefits identical to those received by holders of common stock, provided that each share of the Series A Preferred will be treated as if equal to 100 shares of common stock.

Reimbursable Expenses

In addition to the debts settled with the issuance of the Series A Preferred to Mr. Megas and Mr. Sytner on January 6, 2006, Mr. Megas and Mr. Sytner have either advanced to us or paid for our benefit additional amounts, for which we have agreed to repay them. These advances include the payment of our accounting fees, legal fees, and other working capital costs. The schedule below sets forth the date of each resulting note and the original amounts advanced on our behalf by Mr. Megas and Mr. Sytner in respect of each resulting note. As of March 31, 2008, we have not repaid any amounts owing under these notes, which are payable on demand and bear interest at 4% per annum. In addition to the following, we expect Mr. Megas or Mr. Sytner to advance approximately $10,000 in additional funds to pay our expenses in the preparation, filing and distribution of the proxy statement.

Date of Note	Principal Balance owing to Mr. Megas	Principal Balance owing to Mr. Sytner

June 2000	$-	$60,641

June 2006	$28,537	$-

June 2007	$45,310	$30,000

Total amount owing:	$73,847	$90,641

Effect of Reverse Stock Split.

If the reverse stock split is implemented, the shares of common stock owned by each of Messrs. Megas and Sytner will be combined at the same rate as applicable to all other shareholders our common stock. In addition to shares of common stock, (a) Mr. Megas owns 7,500,000 shares of Series A Preferred and (b) Mr. Sytner owns 7,500,000 shares of Series A Preferred. The terms of the Series A Preferred provide that each share of Series A Preferred is (a) entitled to 100 votes on each matter to be voted on by holders of common stock and (a) convertible into 100 shares of common stock at the option of the holder. If the reverse stock split is implemented, the terms of the Series A Preferred provide that, following the reverse stock split at the ratio of 1 for 200, the Series A Preferred will be (x) entitled to .5 votes on each matter to be voted on by holders of common stock and (y) convertible into .5 shares of common stock at the option of the holder. As a result, the relative voting and ownership interests of each of Messrs. Megas and Sytner will not change immediately following the implementation of the reverse stock split. See the table under “Proposal 3 – Principal Effects of the Reverse Stock Split – Anticipated Effects on Common Stock” for an illustration of certain effects of the reverse stock split on the authorized common stock and shares of common stock issuable upon conversion of the Series A Preferred.

Other Business Activities

Certain of the officers and directors of the Company are engaged in other businesses, either individually or through partnerships and corporations in which they have an interest, hold an office, or serve on a board of directors. As a result, certain conflicts of interest may arise between the Company and its officers and directors. The Company will attempt to resolve such conflicts of interest in favor of the Company. The officers and directors of the Company are accountable to it and its stockholders as fiduciaries, which requires that such officers and directors exercise good faith and integrity in handling the Company’s affairs. A stockholder may be able to institute legal action on behalf of the Company or on behalf of itself and other similarly situated stockholders to recover damages or for other relief in cases of the resolution of conflicts is in any manner prejudicial to the Company.

Family Relationships

There are no family relationships among our directors or executive officer.

Committees of the Board of Directors

Due to our limited resources and lack of current operations, we do not currently have a standing audit, nominating, or compensation committee.

Communications with Directors

Stockholders may communicate directly with any director. Any stockholder wishing to communicate with a director may send a written communication addressed to the director to the Company's Chief Executive Officer, Thomas Megas, at the address of the Company, who will transmit the communication to the addressed director.

Meetings of the Board of Directors

During the fiscal year ended December 31, 2007, the total number of meetings of the Board of Directors which were held is three. None of the incumbent directors of the Company attended less than 75 percent of the total meetings.

Compensation Committee Interlocks

No interlocking relationship exists between the Board of Directors or officers responsible for compensation decisions and the board of directors or compensation committee of any other company.

Legal Proceedings

There are no material proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of our common stock, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or has a material interest adverse to us.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at our 2008 Special Meeting of Stockholders must be received at our principal executive offices not later than December 15, 2009.  In order to avoid controversy as to the date on which we received a proposal, it is suggested that proponents submit their proposals by certified mail-return receipt requested. Such proposals must also meet the other requirements established by the Securities and Exchange Commission for stockholder proposals. Any stockholder proposal received after February 28, 2009 will be considered untimely and votes will be cast pursuant to proxies in respect to any such business to the best judgment of the person or persons under the proxies with respect to such proposal.

OTHER MATTERS

The Board of Directors knows of no business that will be presented for consideration at the meeting other than those matters described in this Proxy Statement. If any other business should come before the meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

The Board of Directors hopes that you will attend the meeting. Whether or not you plan to attend the meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience. If you attend the meeting you may still vote your stock personally even though you may have already sent in your proxy.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Some banks, brokers and other nominee record holders may be participating in the practice of “house holding” proxy statements, information statements and special reports. This means that only one copy of this proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of this document to you if you call or write us at the following address or phone number: 3126 South Boulevard, Suite 264, Edmond, Oklahoma 73013 or (405) 315-5535. If you want to receive separate copies of our proxy statements, information statements and special reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

A copy of the Company’s 2007 Annual Report accompanies this proxy statement, which Annual Report includes the Company’s 2007 Form 10-KSB. Copies of exhibits to the Form 10-KSB are available upon request, but a reasonable fee per page will be charged to the requesting stockholder.

Requests for documents relating to us should be directed to:

Bancorp International Group, Inc.
Attn: Secretary
3126 South Boulevard, Suite 264
Edmond, Oklahoma 73013

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Martin Duffy
Martin Duffy Secretary
Oklahoma City, Oklahoma April 7, 2008

Please date, sign and mail your
proxy card back as soon as possible!

Annual Meeting of Stockholders
BANCORP INTERNATIONAL GROUP, INC.
April 29, 2008

Please mail in the envelope provided.

☒ Please mark votes as in this example.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING.

1.	Election of Directors	FOR All Nominees Listed, except as marked to the contrary below. (To withhold authority for an individual nominee, strike through the nominee's name) ☐	NOMINEES Thomas Megas Martin Duffy

2.	Ratification of the appointment of independent auditors, Lieberman & Associates P.A.	FOR ☐	AGAINST ☐	WITHHOLD AUTHORITY ☐

3.	Approval of a reverse split of our outstanding shares of common stock, par value $0.001 per share, at a ratio of 1 for 200 on or before June 30, 2008.	FOR ☐	AGAINST ☐	WITHHOLD AUTHORITY ☐

4.	Approval the First Amendment to Restated Certificate of Incorporation to change our name to “Energy Source, Inc.”	FOR ☐	AGAINST ☐	WITHHOLD AUTHORITY ☐

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment thereof.

Check here if the Securities and Exchange Commission's "house holding" rule applies to you and you wish to continue receiving separate proxy materials without participating in the rule. ☐

PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

Signature:	Date:

Signature:	Date:

NOTE:
Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, guardians, attorneys and corporate officers should add their titles.

Name as it appears on your certificate:

Certificate No. :	Number of shares represented :

EXHIBIT “A”

CERTIFICATE OF AMENDMENT TO
RESTATED ARTICLES OF INCORPORATION
OF
BANCORP INTERNATIONAL GROUP, INC.

The undersigned, being the Chief Executive Officer and Secretary, respectively, of Bancorp International Group, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Nevada, do hereby declare and state that:

FIRST: The name of the Corporation is Bancorp International Group, Inc. and the date of filing of the Corporation’s Restated Articles of Incorporation with the Nevada Secretary of State is March 7, 2006;

SECOND: This Amendment to the Restated Articles of Incorporation has been duly adopted in accordance with the provisions of Sections 78.385 and 78.390 of the Nevada Revised Statutes. Holders of approximately ___% of the outstanding capital stock of the Corporation entitled to vote with respect to approval and adoption of the amendment to the Restated Articles of Incorporation have dully approved and adopted the amendment to the Restated Articles of Incorporation of the Corporation, as set forth herein.

THIRD: Article I of the Restated Articles of Incorporation is hereby amended in its entirety to provide as follows:

The name of the corporation is Energy Source, Inc.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment this ___ day of April, 2008.

BANCORP INTERNATIONAL GROUP, INC., a Nevada corporation

By:
Thomas Megas
Chief Executive Officer

By:
Martin Duffy
Secretary

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STATE OF	)
	)	SS:
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COUNTY OF	)

The foregoing instrument was acknowledged before me this ___ day of April, 2008, by Thomas Megas, Chief Executive Officer of Bancorp International Group, Inc.

Notary Public

My Commission Expires:

)
STATE OF	)
	)	SS:
)
COUNTY OF	)

The foregoing instrument was acknowledged before me this ___ day of April, 2008, by Martin Duffy, Secretary of Bancorp International Group, Inc.

Notary Public

My Commission Expires:

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